250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Blake Jones Tel: (518) 415-4274 Fax: (518) 761-6741

Arrow Declares Cash Dividend

GLENS FALLS, N.Y. (January 25, 2017) -- The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on January 25, 2017, declared a quarterly cash dividend of $0.25 per share payable March 15, 2017, to shareholders of record March 1, 2017. This represents an increase of 3% over the cash dividend paid in the first quarter of 2016, as a result of the 3% stock dividend distributed September 29, 2016.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; two property and casualty insurance agencies: McPhillips Insurance Agency, which is a division of Glens Falls National Insurance Agencies, LLC, and Upstate Agency, LLC; and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

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